KushCo Holdings Reports Fiscal First Quarter 2021 Results

Company Achieves Revenue of $26.8 Million and Second Consecutive Quarter of Positive Adjusted EBITDA

Record December Sales of $14.7 Million Due to Strong MSO and LP Purchasing Activity and November COVID-19 Shipping-Related Delays

Company Increases Fiscal 2021 Net Revenue Guidance to Between $130 Million and $160 Million

CYPRESS, Calif., — January 11, 2021 — KushCo Holdings, Inc. (OTCQX: KSHB) ("KushCo" or the "Company"), a premier provider of ancillary products and services to the legal cannabis and CBD industries, today reported financial results for its fiscal first quarter ended November 30, 2020.

Recent Operational and Financial Highlights

•Achieved revenue of $26.8 million and positive adjusted EBITDA for the second consecutive quarter in fiscal Q1 2021.

•Achieved record December sales of $14.7 million in December 2020 (first month of fiscal Q2 2021).

•Secured a long-term supply contract with a top 5 public MSO, with 4 total customer contracts secured to date.

•Secured 20+ new supply contracts for the Company's stainless steel tanks.

Fiscal First Quarter 2021 Financial Summary

•Net revenue decreased 23% from the prior year period to $26.8 million, primarily as a result of the Company eliminating the hemp trading division, as well as the Company implementing a comprehensive strategic plan (the "2020 Plan") to align with the leading multi-state-operators ("MSOs") and licensed producers ("LPs") and to right-size the business, which has resulted in tighter credit terms being extended to smaller and less creditworthy customers.

•On a GAAP basis, gross profit was 21%, compared to 21% in the prior year period.

•On a Non-GAAP basis, excluding the impact of certain non-recurring items, gross profit was approximately 24% (see note below regarding "About Non-GAAP Financial Measures" for further discussion of this and other non-GAAP measures included in this earnings release), compared to 23% in the prior year period.

•SG&A expenses were approximately $8.8 million, compared to $21.1 million in the prior year period and $10.3 million in the prior quarter. The decrease was driven by reductions in headcount, executive salaries, consulting spend, rent expense, and travel and entertainment expenses, as a result of the COVID-19 pandemic and the Company's implementation of the 2020 Plan.

•On a Non-GAAP basis, Cash SG&A expenses (which exclude non-cash expenses, such as bad debt expense, stock-based compensation, depreciation, and amortization) were approximately $6.5 million, compared to $15.5 million in the prior year period and $7.3 million in the prior quarter.

•On a GAAP basis, net loss was approximately $4.5 million, compared to approximately $12.5 million in the prior year period. Basic loss per share was $0.03 compared to $0.12 in the prior year period.

•On a Non-GAAP basis, excluding the impact of certain non-recurring charges and gains, net loss for the quarter was $1.9 million, or $0.01 per share, compared to a net loss of $9.2 million, or $0.09 per basic share, in the prior year period.

•Adjusted EBITDA totaled $0.5 million compared to approximately ($6.8) million in the prior year period. The improvement in adjusted EBITDA was driven by the aforementioned improvement in margins and cost reductions.

•Cash was approximately $5.7 million as of November 30, 2020, compared to approximately $10.5 million as of August 31, 2020 and $14.7 million as of November 30, 2019. The sequential decrease in cash was driven by an increase in inventory purchases leading up to the Chinese New Year and to minimize COVID-19 and holiday shipping-related delays.

Management Commentary
Nick Kovacevich, KushCo’s Co-founder, Chairman and Chief Executive Officer, commented: "Fiscal Q1 2021 built on the strong momentum we achieved in the previous quarter with modest revenue growth and positive adjusted EBITDA for the second quarter in a row. We were expecting more significant growth during the quarter, but like many other importers of goods, we were faced with temporary, yet unexpected and uncontrollable, shipping delays due to record-breaking shipments to U.S. ports around the holiday season, which were exacerbated by new COVID-19 restrictions. As a result, some of the revenue that we were expecting to realize in Q1 was pushed into Q2, especially in the month of December where we had one of our strongest months in company history with $14.7 million in revenue.

"More importantly, we're starting to see some of our higher value custom packaging projects finally come to fruition, after months of hard work with our customers to bring these products to life. We recognized initial revenue from these projects in Q1, but have a strong backlog of projects that are expected to ship in Q2 and throughout the remainder of the fiscal year. In addition, we have been locking in additional long-term supply contracts with our major MSO and LP customers, including a top 5 public MSO during the fiscal first quarter, which brings our total to four customer supply contracts in place, with several more in progress.

"With some of the early sales trends we’re seeing in fiscal Q2, we believe we’re in a strong position to continue gaining momentum going into the second half of the fiscal year, which should coincide with several new adult use programs going live, as well as our customers continuing to ramp up their footprint both organically and inorganically. As a result, we are increasing our full fiscal year revenue guidance to be between $130.0 million and $160.0 million, while reiterating our adjusted EBITDA guidance of between $5.0 million and $7.0 million. We are excited to have delivered another quarter of profitable growth, despite some headwinds that not only impacted our industry, but the entire global economy as well. Fiscal Q2 is shaping out to be a much stronger quarter, as we further penetrate the leading MSOs and LPs with supply contracts, higher-margin custom projects, and a wider array of products and solutions through our cross-selling efforts. We believe that as we continue to penetrate these elite customers—and as they make up a greater part of our overall business—that our growth trajectory will start to reflect their impressive growth."

Fiscal 2021 Financial Outlook

KushCo increases its net revenue guidance for its fiscal 2021 to be between $130.0 million and $160.0 million (previously between $120.0 million and $150.0 million). In addition, the Company reiterates its expectation for adjusted EBITDA for the fiscal year to be between $5.0 million and $7.0 million.

Conference Call Information

The company will host a conference call on Monday, January 11, 2021 at 4:30 PM Eastern Time.

Date: Monday, January 11, 2021
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free Number: 1-877-407-9124
International Number: 1-201-689-8584
Webcast Link: Here

KushCo management will host the conference call and presentation followed by a question and answer session. The call will be webcast with an accompanying slide deck, which can be accessed by visiting the Financial Results page of the Company’s investor relations website.

All interested parties are invited to listen to the live conference call and presentation by dialing the number above or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

Please visit the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. An operator will register your name and organization. If you have any difficulty connecting with the conference call or webcast, please contact KushCo’s investor relations at ir@kushco.com or 714-539-7653.

A replay of the call will be available on the Financial Results page of the Company’s investor relations website approximately two hours after the conference call has ended.

About KushCo Holdings, Inc.

KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is a premier provider of ancillary products and services to the legal cannabis and CBD industries. KushCo Holdings' subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base, which consists of leading multi-state-operators (MSOs), licensed producers (LPs), and brands.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, brand owners, processors and producers across North America, South America, and Europe, specializing in child-resistant compatible and fully customizable packaging, exclusive vape hardware and technology, and complementary solvents and natural products.

As a pioneer in the industry, KushCo continues to work to create a positive impact on the environment, society, and community through CSR and ESG initiatives, such as: offering sustainable and compostable packaging; donating PPE supplies to healthcare workers on the frontline fighting the COVID-19 pandemic; partnering with organizations such as Mission Green to offer social equity programs for industry inclusion; being one of the first in the industry to award paid time-off for all employees on November 3, 2020 (“Election Day”); and working to incorporate industry-leading corporate governance practices and a more diverse board makeup.

For more information on KushCo’s commitment to CSR and ESG initiatives, please visit the Company’s #KushCares page at www.kushco.com/kushcares.

KushCo has been featured in media nationwide, including CNBC, Fox News, Yahoo Finance, Cheddar, Los Angeles Times, TheStreet.com, and Entrepreneur, Inc Magazine. For more information, visit www.kushco.com or call (888) 920-5874.

About Non-GAAP Financial Measures
This press release and the accompanying tables include certain non-GAAP (Generally Accepted Accounting Principles) financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations. For a description of these non-GAAP financial measures and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the accompanying table titled "Reconciliation of GAAP to Non-GAAP Financial Measures".
The Company has provided Adjusted EBITDA guidance only on a non-GAAP basis and has not provided a reconciliation of the forward-looking non-GAAP Adjusted EBITDA financial measure to the most directly comparable GAAP financial measure, net income (loss), because not all of the information necessary for a quantitative reconciliation is available to the Company without unreasonable effort. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Forward-Looking Statements
This press release includes predictions, estimates and other information that may be considered forward-looking within the meaning of applicable securities laws, including statements related to our expectations for fiscal 2021. While these forward-looking statements represent the Company's current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially, including the ongoing effects of the COVID-19 pandemic on our operations, the economy generally, and consumer and business practices. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company's management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: "potential," "look forward," "expect," “anticipate,” “project,” “should,” "believe," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward- looking statements made by the Company herein are often discussed in the Company’s filings with the United States Securities and Exchange Commission (SEC), which are available at: www.sec.gov, and on the Company's website, at: www.kushco.com.

KushCo Holdings Contact

Investor Contact:
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@kushco.com

KUSHCO HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended November 30,
	2020	2019
Net revenue	$26,761	$34,963
Cost of goods sold	21,022	27,692
Gross profit	5,739	7,271

Operating expenses:
Selling, general and administrative	8,812	21,075
Restructuring costs	8	—
Total operating expenses	8,820	21,075
Loss from operations	(3,081)	(13,804)

Other income (expense):
Change in fair value of warrant liability	(183)	3,204
Change in fair value of equity investment	1,251	(395)
Interest expense	(1,546)	(1,488)
Loss on extinguishment of debt	(877)	—
Other income (expense), net	(14)	(23)
Total other income (expense)	(1,369)	1,298
Loss before income taxes	(4,450)	(12,506)
Income tax expense	—	—
Net loss	$(4,450)	$(12,506)

Net loss per share:
Basic net loss per common share	$(0.03)	$(0.12)
Diluted net loss per common share	$(0.03)	$(0.12)

Basic weighted average number of common shares outstanding	127,201	101,638
Diluted weighted average number of common shares outstanding	127,201	101,638

KUSHCO HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	November 30, 2020	August 31, 2020
ASSETS
CURRENT ASSETS
Cash	$5,663	$10,476
Accounts receivable, net	11,959	9,427
Inventory	34,717	28,049
Prepaid expenses and other current assets	14,449	9,054
Total current assets	66,788	57,006

Goodwill	52,267	52,267
Intangible assets, net	872	1,000
Property and equipment, net	8,224	8,801
Other assets	9,465	8,582
TOTAL ASSETS	$137,616	$127,656
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$8,497	$4,282
Customer deposits	5,319	3,188
Accrued expenses and other current liabilities	6,723	8,195
Current portion of notes payable	18,304	20,692
Line of credit	4,320	—
Total current liabilities	43,163	36,357

Note payable	763	—
Warrant liability	548	365
Other non-current liabilities	3,765	4,205
TOTAL LIABILITIES	48,239	40,927
Total stockholders' equity	89,377	86,729
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$137,616	$127,656

KUSHCO HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended November 30,
	2020		2019
Net revenue	$26,761		$34,963
China tariff surcharge	(2,432)		(2,924)
Non-GAAP Net revenue	$24,329		$32,039

GAAP Gross Profit	$5,739	21%	$7,271	21%
Adjusted for China tariff impact, net	182		(43)
Non-GAAP Gross Profit	$5,921	24%	$7,228	23%

GAAP Net loss	$(4,450)		$(12,506)
Adjusted for China tariff impact, net	182		(43)
Non-recurring litigation and consulting costs	215		859
Stock-based compensation	2,360		4,662
Restructuring costs	8		623
Foreign exchange loss	5		—
Loss on extinguishment of debt	877		—
Change in fair value of warrant liability	183		(3,204)
Change in fair value of equity investment	(1,251)		395
Non-GAAP Net loss	$(1,871)		$(9,214)
Non-GAAP Net loss per share – basic and diluted	$(0.01)		$(0.09)
Weighted-average common shares – basic and diluted	127,201		101,638

Non-GAAP Net loss	$(1,871)		$(9,214)
Depreciation and amortization expense	845		962
Interest expense	1,546		1,488
Adjusted EBITDA	$520		$(6,764)